                                  EXHIBIT 11.1
                   CALCULATION OF NET INCOME PER COMMON SHARE

    Shares used in the net income per common share computation are the weighted average number of common shares outstanding plus dilutive common share equivalents.

    Shares used in the per share computations are as follows:

                                                             YEAR ENDED         YEAR ENDED         YEAR ENDED
                                                          DECEMBER 31, 1996  DECEMBER 31, 1995  DECEMBER 31, 1994
                                                          -----------------  -----------------  -----------------
Weighted average common shares outstanding..............       20,131,000         18,429,000         15,026,000
Common equivalent shares from stock options granted
 (using the treasury stock method)......................        1,193,000          1,729,000          1,906,000
                                                          -----------------  -----------------  -----------------
Shares used in computing net income per share...........       21,324,000         20,158,000         16,932,000
                                                          -----------------  -----------------  -----------------
                                                          -----------------  -----------------  -----------------
Net income..............................................    $  35,311,000      $  24,234,000      $  11,019,000
                                                          -----------------  -----------------  -----------------
                                                          -----------------  -----------------  -----------------
Net income per share....................................    $        1.66      $        1.20      $        0.65
                                                          -----------------  -----------------  -----------------
                                                          -----------------  -----------------  -----------------

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*   All share and per share data have been restated to reflect a two-for-one stock split distributed on May 10, 1995.

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